Exhibit 99

Chemed Reports First-Quarter 2011 Results

CINCINNATI--(BUSINESS WIRE)--April 25, 2011--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2011, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 7.2% to $331 million
  GAAP Diluted EPS $0.84 equal to prior year
  Adjusted EPS increased 12.6% to $1.07

VITAS segment operating results:

  Net Patient Revenue of $236 million, an increase of 5.7%
  Average Daily Census (ADC) of 12,919, an increase of 4.8%
  Admissions of 15,798, an increase of 6.4%
  Net Income of $18.1 million, a decline of 1.7%
  Adjusted EBITDA of $33.2 million, an increase of 1.4%
  Adjusted EBITDA margin of 14.1%, a decrease of 60 basis points

Roto-Rooter segment operating results:

  Revenue of $95.2 million, an increase of 10.9%
  Job count of 179,716, an increase of 5.8%
  Net Income of $8.5 million, an increase of 8.9%
  Adjusted EBITDA of $15.6 million, an increase of 13.8%
  Adjusted EBITDA margin of 16.4%, an increase of 42 basis points

VITAS

Net revenue for VITAS was $236 million in the first quarter of 2011, which is an increase of 5.7% over the prior-year period. Both periods include revenue from the reversal of Medicare Cap accruals. Excluding this impact of Medicare Cap, revenue increased 6.1%. This revenue growth was the result of increased ADC of 4.8%, driven by an increase in admissions of 6.4%, combined with Medicare price increases of approximately 2.1%. This growth was partially offset by geographic and level of acuity mix shift of the patient base.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $201.82, which is 1.2% above the prior-year period. Routine home care reimbursement and high acuity care averaged $157.93 and $696.25, respectively, per patient per day in the first quarter of 2011. During the quarter, high acuity days of care were 8.2% of total days of care, 35 basis points lower than the prior-year quarter.

In the first quarter of 2011, VITAS recorded a positive revenue adjustment of $1.0 million due to the reversal of estimated Medicare Cap billing limitations recorded in prior periods. This compares with a similar adjustment of $1.7 million for reversal of Medicare Cap recorded in the first quarter of 2010. The reversal of these Medicare Cap liabilities relates predominantly to VITAS’ largest Medicare provider number.

Of VITAS’ 33 unique Medicare provider numbers, 31 provider numbers, or 94%, have a Medicare Cap cushion of 15% or greater for the current Medicare Cap period. One provider has a Medicare Cap of 5% and one small program has a modest Medicare Cap liability. VITAS generated an aggregate Medicare Cap cushion of $223 million, or 26%, during the trailing twelve-month period.

The first quarter of 2011 gross margin, excluding the impact of Medicare Cap, was 21.5%, which is a decline of 74 basis points from the first quarter of 2010. This decline in margin is a result of increased costs related to the newly mandated physician visit for recertification, expansion of our community liaison program as well as costs associated with our continued expansion of inpatient units.

Selling, general and administrative expense was $18.7 million in the first quarter of 2011, which is an increase of 3.1% when compared to the prior-year quarter. Adjusted EBITDA totaled $33.2 million in the quarter, an increase of 1.4% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 13.7% in the quarter which was 30 basis points below the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $95.2 million for the first quarter of 2011, an increase of 10.9% over the prior-year quarter. Roto-Rooter’s gross margin was 44.2% in the quarter, a 103 basis point decline when compared to the first quarter of 2010. Adjusted EBITDA in the first quarter of 2011 totaled $15.6 million, an increase of 13.8%, and the Adjusted EBITDA margin was 16.4% in the quarter, an increase of 42 basis points, when compared to the prior-year quarter.

Job count in the first quarter of 2011 increased 5.8% when compared to the prior-year period. During the first quarter of 2011, total residential jobs increased 4.7%, as residential plumbing jobs increased 5.4% and residential drain cleaning jobs increased 4.5%, when compared to the first quarter of 2010. Residential jobs represented 72% of total job count in the quarter. Total commercial jobs increased 8.7%, with commercial plumbing/excavation job count increasing 10.2% and commercial drain cleaning increasing 8.1% when compared to the prior-year quarter. The “All Other” residential and commercial job category increased 3.6%.

Roto-Rooter continues to have periodic discussions with existing franchisees to acquire franchise territories. Management will be highly disciplined in terms of valuation, risk assessment and overall return on investment of any potential acquisition. The timing or actual completion of any acquisition cannot be predicted.

Chemed Consolidated Debt and Cash Flows

Chemed had total debt of $161 million at March 31, 2011. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In March 2011 Chemed replaced its existing credit facility with a new Credit Agreement. Terms of this Credit Agreement consist of a five-year $350 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently LIBOR plus 175 basis points. This Credit Agreement provides Chemed with increased flexibility in terms of acquisitions, share repurchases, dividends and other corporate needs. In addition, an expansion feature is included in this facility that provides Chemed the opportunity to increase its revolver and/or enter into term loans for an additional $150 million. At March 31, 2011, this credit facility had approximately $322 million of undrawn borrowing capacity after deducting $28 million for letters of credit issued under this facility to secure the Company’s workers’ compensation insurance.

Capital expenditures for the first quarter of 2011 aggregated $6.2 million and compared favorably to depreciation and amortization during the same period of $7.3 million.

The Company increased its quarterly dividend per share in the third quarter of 2010, from $0.12 per share to $0.14 per share. The company purchased $96.3 million of treasury stock in the fourth quarter of 2010 and an additional $21.8 million in the first quarter of 2011. Total shares repurchased in the first quarter of 2011 totaled 341,513. Approximately $97.4 million is remaining under Chemed’s previously announced share repurchase program. Management will continually evaluate cash utilization alternatives, including share repurchase, debt repurchase, acquisitions and increased dividends to determine the most beneficial use of available capital resources.

Guidance for 2011

VITAS expects to achieve full-year 2011 revenue growth, prior to Medicare Cap, of 7% to 9%. Admissions in 2011 are estimated to increase 5% to 7% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 15.3% to 16.3%. Effective October 1, 2010, Medicare increased the average hospice reimbursement rates by approximately 2.1%. Consistent with prior years, our guidance assumes VITAS will incur an additional $3.7 million of estimated Medicare contractual billing limitations for the remainder of 2011.

Roto-Rooter expects to achieve full-year 2011 revenue growth of 5% to 8%. The revenue estimate is a result of increased pricing of approximately 3.0%, a favorable mix shift to higher revenue jobs, with job count growth estimated at 0% to 3%. Adjusted EBITDA margin for 2011 is estimated in the range of 16.5% to 17.5%.

Based upon the above metrics, an effective tax rate of 39.0% and a full-year average diluted share count of 21.6 million, management estimates 2011 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations will be in the range of $4.65 to $4.85. This compares to Chemed’s 2010 adjusted earnings per diluted share of $4.17.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Tuesday, April 26, 2011, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (800) 510-0178 for U.S. and Canadian participants and (617) 614-3450 for international participants. The participant passcode is 43461477. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 97719698. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to approximately 13,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2011	2010
Service revenues and sales	$330,918	$308,813
Cost of services provided and goods sold	237,458	219,137
Selling, general and administrative expenses (aa)	55,654	48,538
Depreciation	6,288	5,469
Amortization	970	1,224
Total costs and expenses	300,370	274,368
Income from operations	30,548	34,445
Interest expense	(3,244)	(2,952)
Other income/(expense)--net (bb)	2,102	186
Income before income taxes	29,406	31,679
Income taxes	(11,305)	(12,321)
Net income	$18,101	$19,358

Earnings Per Share
Net income	$0.86	$0.86
Average number of shares outstanding	21,055	22,593

Diluted Earnings Per Share
Net income	$0.84	$0.84
Average number of shares outstanding	21,568	23,021

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	Three Months Ended March 31,
	2011	2010
SG&A expenses before long-term incentive compensation and the impact of market value gains of deferred compensation plans
	$50,578	$48,350
Long-term incentive compensation	3,012	-
Market value gains on assets held in deferred compensation trusts	2,064	188
Total SG&A expenses	$55,654	$48,538

(bb) Other income/(expense)--net comprises (in thousands):
	Three Months Ended March 31,
	2011	2010
Market value on assets held in deferred compensation trusts	$2,064	$188
Interest income	61	75
Loss on disposal of property and equipment	(21)	(94)
Other	(2)	17
Total other income/(expense)--net	$2,102	$186

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	March 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$59,745	$112,119
Accounts receivable less allowances	92,912	87,412
Inventories	7,967	7,609
Current deferred income taxes	13,352	15,008
Prepaid expenses	9,538	9,886
Total current assets	183,514	232,034
Investments of deferred compensation plans held in trust	31,897	25,925
Properties and equipment, at cost less accumulated depreciation	79,146	75,189
Identifiable intangible assets less accumulated amortization	56,061	57,239
Goodwill	458,434	450,149
Other assets	13,676	13,692
Total Assets	$822,728	$854,228

Liabilities
Current liabilities
Accounts payable	$38,249	$49,844
Income taxes	8,250	12,150
Accrued insurance	35,511	34,478
Accrued compensation	39,469	37,613
Other current liabilities	14,457	12,439
Total current liabilities	135,936	146,524
Deferred income taxes	24,164	24,969
Long-term debt	161,054	153,853
Deferred compensation liabilities	31,437	25,522
Other liabilities	6,267	5,374
Total Liabilities	358,858	356,242
Stockholders' Equity
Capital stock	30,709	30,087
Paid-in capital	379,167	343,967
Retained earnings	488,439	419,985
Treasury stock, at cost	(436,427)	(298,031)
Deferred compensation payable in Company stock	1,982	1,978
Total Stockholders' Equity	463,870	497,986
Total Liabilities and Stockholders' Equity	$822,728	$854,228

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	Three Months Ended
	March 31,
	2011	2010
Cash Flows from Operating Activities
Net income	$18,101	$19,358
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,258	6,693
Noncash long-term incentive compensation	2,595	-
Provision for uncollectible accounts receivable	2,111	2,472
Stock option expense	1,933	2,051
Amortization of discount on convertible notes	1,846	1,726
Provision for deferred income taxes	814	(2,282)
Amortization of debt issuance costs	246	157
Changes in operating assets and liabilities, excluding amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	17,923	(36,445)
Increase in inventories	(239)	(66)
Decrease in prepaid expenses	747	502
Decrease in accounts payable and other current liabilities	(12,137)	(381)
Increase in income taxes	9,739	13,955
Increase in other assets	(3,667)	(1,672)
Increase in other liabilities	3,227	2,724
Excess tax benefit on share-based compensation	(1,895)	(1,135)
Other uses	(61)	(6)
Net cash provided by operating activities	48,541	7,651
Cash Flows from Investing Activities
Capital expenditures	(6,173)	(5,424)
Proceeds from sales of property and equipment	33	27
Other uses	(142)	(157)
Net cash used by investing activities	(6,282)	(5,554)
Cash Flows from Financing Activities
Purchases of treasury stock	(24,260)	(2,516)
Decrease in cash overdrafts payable	(8,310)	(1,216)
Proceeds from issuance of capital stock	3,647	2,672
Dividends paid	(2,977)	(2,739)
Debt issuance costs	(2,708)	-
Excess tax benefit on share-based compensation	1,895	1,135
Other sources	282	270
Net cash used by financing activities	(32,431)	(2,394)
Increase/(Decrease) in Cash and Cash Equivalents	9,828	(297)
Cash and cash equivalents at beginning of year	49,917	112,416
Cash and cash equivalents at end of period	$59,745	$112,119

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Service revenues and sales	$235,673	$95,245	$-	$330,918
Cost of services provided and goods sold	184,300	53,158	-	237,458
Selling, general and administrative expenses (a)	18,711	26,740	10,203	55,654
Depreciation	4,167	1,984	137	6,288
Amortization	483	132	355	970
Total costs and expenses	207,661	82,014	10,695	300,370
Income/(loss) from operations	28,012	13,231	(10,695)	30,548
Interest expense (a)	(48)	(64)	(3,132)	(3,244)
Intercompany interest income/(expense)	1,213	639	(1,852)	-
Other income/(expense)—net	30	(9)	2,081	2,102
Income/(loss) before income taxes	29,207	13,797	(13,598)	29,406
Income taxes (a)	(11,082)	(5,286)	5,063	(11,305)
Net income/(loss)	$18,125	$8,511	$(8,535)	$18,101

2010
Service revenues and sales	$222,940	$85,873	$-	$308,813
Cost of services provided and goods sold	172,093	47,044	-	219,137
Selling, general and administrative expenses (b)	18,145	24,758	5,635	48,538
Depreciation	3,485	1,951	33	5,469
Amortization	771	123	330	1,224
Total costs and expenses	194,494	73,876	5,998	274,368
Income/(loss) from operations	28,446	11,997	(5,998)	34,445
Interest expense (b)	(32)	(68)	(2,852)	(2,952)
Intercompany interest income/(expense)	1,289	702	(1,991)	-
Other income/(expense)—net (b)	(39)	10	215	186
Income/(loss) before income taxes	29,664	12,641	(10,626)	31,679
Income taxes (b)	(11,226)	(4,828)	3,733	(12,321)
Net income/(loss)	$18,438	$7,813	$(6,893)	$19,358

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2011
Net income/(loss)	$18,125	$8,511	$(8,535)	$18,101
Add/(deduct):
Interest expense	48	64	3,132	3,244
Income taxes	11,082	5,286	(5,063)	11,305
Depreciation	4,167	1,984	137	6,288
Amortization	483	132	355	970
EBITDA	33,905	15,977	(9,974)	39,908
Add/(deduct):
Legal expenses of OIG investigation	511	-	-	511
Acquisition expenses	64	6	-	70
Expenses of class action litigation	-	495	-	495
Long-term incentive compensation	-	-	3,012	3,012
Stock option expense	-	-	1,933	1,933
Advertising cost adjustment (c)	-	(250)	-	(250)
Interest income	(37)	(7)	(17)	(61)
Intercompany interest income/(expense)	(1,213)	(639)	1,852	-
Adjusted EBITDA	$33,230	$15,582	$(3,194)	$45,618

2010
Net income/(loss)	$18,438	$7,813	$(6,893)	$19,358
Add/(deduct):
Interest expense	32	68	2,852	2,952
Income taxes	11,226	4,828	(3,733)	12,321
Depreciation	3,485	1,951	33	5,469
Amortization	771	123	330	1,224
EBITDA	33,952	14,783	(7,411)	41,324
Add/(deduct):
Legal expenses of OIG investigation	160	-	-	160
Stock option expense	-	-	2,051	2,051
Advertising cost adjustment (c)	-	(389)	-	(389)
Interest income	(45)	(2)	(28)	(75)
Intercompany interest income/(expense)	(1,289)	(702)	1,991	-
Adjusted EBITDA	$32,778	$13,690	$(3,397)	$43,071

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2011	2010
Net income as reported	$18,101	$19,358

Add/(deduct):
After-tax cost of long-term incentive compensation	1,880	-
After-tax stock option expense	1,223	1,298
After-tax additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	1,132	1,047
After-tax cost of legal expenses of OIG investigation	317	99
After-tax cost of expenses of class action litigation	301	-
After-tax cost of acquisition expenses	44	-
Adjusted net income	$22,998	$21,802

Earnings Per Share As Reported
Net income	$0.86	$0.86
Average number of shares outstanding	21,055	22,593
Diluted Earnings Per Share As Reported
Net income	$0.84	$0.84
Average number of shares outstanding	21,568	23,021

Adjusted Earnings Per Share
Net income	$1.09	$0.96
Average number of shares outstanding	21,055	22,593
Adjusted Diluted Earnings Per Share
Net income	$1.07	$0.95
Average number of shares outstanding	21,568	23,021

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	Three Months Ended March 31,
OPERATING STATISTICS	2011	2010
Net revenue ($000) (d)
Homecare	$168,652	$157,226
Inpatient	27,386	26,291
Continuous care	38,625	37,674
Total before Medicare cap allowance	$234,663	$221,191
Medicare cap allowance	1,010	1,749
Total	$235,673	$222,940
Net revenue as a percent of total before Medicare cap allowance
Homecare	71.8%	71.1%
Inpatient	11.7	11.9
Continuous care	16.5	17.0
Total before Medicare cap allowance	100.0	100.0
Medicare cap allowance	0.4	0.8
Total	100.4%	100.8%
Average daily census ("ADC") (days)
Homecare	8,833	8,112
Nursing home	3,033	3,162
Routine homecare	11,866	11,274
Inpatient	450	442
Continuous care	603	606
Total	12,919	12,322

Total Admissions	15,798	14,844
Total Discharges	15,552	14,461
Average length of stay (days)	78.9	75.8
Median length of stay (days)	13.0	13.0
ADC by major diagnosis
Neurological	34.0%	32.6%
Cancer	17.9	18.8
Cardio	11.8	11.9
Respiratory	6.7	6.6
Other	29.6	30.1
Total	100.0%	100.0%
Admissions by major diagnosis
Neurological	19.5%	18.6%
Cancer	31.7	33.5
Cardio	11.1	11.6
Respiratory	9.1	8.4
Other	28.6	27.9
Total	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	51.5%	51.3%
Inpatient	13.0	15.2
Continuous care	20.5	20.7
Homecare margin drivers (dollars per patient day)
Labor costs	$55.38	$53.93
Drug costs	7.94	7.77
Home medical equipment	5.94	6.94
Medical supplies	2.76	2.44
Inpatient margin drivers (dollars per patient day)
Labor costs	$306.66	$286.81
Continuous care margin drivers (dollars per patient day)
Labor costs	$544.16	$526.47
Bad debt expense as a percent of revenues	0.6%	1.0%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	55.3	43.4
Days of revenue outstanding- including unapplied Medicare payments	29.1	29.2

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2011 AND 2010
(unaudited)

(a)	Included in the results of operations for the three months ended March 31, 2011, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Roto-Rooter	Corporate	Total
	Selling, general and administrative expenses
	Legal expenses of OIG investigation	$(511)	$-	$-	$(511)
	Acquisition expenses	(64)	(6)	-	(70)
	Expenses of class action litigation	-	(495)	-	(495)
	Long-term incentive compensation	-	-	(3,012)	(3,012)
	Stock option expense	-	-	(1,933)	(1,933)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	-	(1,790)	(1,790)
	Pretax impact on earnings	(575)	(501)	(6,735)	(7,811)
	Income tax benefit/(charge) on the above	218	196	2,500	2,914
	After-tax impact on earnings	$(357)	$(305)	$(4,235)	$(4,897)

(b)	Included in the results of operations for the three months ended March 31, 2010, are the following significant credits/(charges) which may not be indicative of ongoing operations (in thousands):

		VITAS	Corporate	Total
	Selling, general and administrative expenses
	Legal expenses of OIG investigation	$(160)	$-	$(160)
	Stock option expense	-	(2,051)	(2,051)
	Interest expense
	Additional interest expense resulting from the change in accounting for the conversion feature of the convertible notes	-	(1,655)	(1,655)
	Pretax impact on earnings	(160)	(3,706)	(3,866)
	Income tax benefit/(charge) on the above	61	1,361	1,422
	After-tax impact on earnings	$(99)	$(2,345)	$(2,444)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising. Telephone directories are generally in circulation 12 months. If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period. The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis. This "direct expensing" results in significant fluctuations in quarterly advertising expense. In the first quarters of 2011 and 2010, GAAP advertising expense for Roto-Rooter totaled $5,918,000 and $5,735,000, respectively. If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the first quarters of 2011 and 2010 would total $6,168,000 and $6,124,000, respectively.

(d)

VITAS has 6 large (greater than 450 ADC), 21 medium (greater than 200 but less than 450 ADC) and 26 small (less than 200 ADC) hospice programs. There is one program as of March 31, 2011, with Medicare cap cushion of less than 10% for the first six months of the 2011 Medicare cap year. Additionally, one small program has a projected Medicare cap liability of $298,000 for the 2011 measurement period.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

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Chemed Corporation
David P. Williams, 513-762-6901